Exhibit 99.1

Flame Acquisition Corp. Receives Expected NYSE Notice Regarding Delayed Form 10-Q Filing

June 1, 2021

Houston, TX — (BUSINESS WIRE) — Flame Acquisition Corp. (the “Company”) announced today that as of May 28, 2021 it has regained compliance with Section 802.01E of the New York Stock Exchange (“NYSE”) Listed Company Manual (the “Rule”) after filing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Form 10-Q”) with the U.S. Securities and Exchange Commission (the “SEC”).

On May 25, 2021, the Company received a notice (the “Notice”) from the NYSE indicating that the Company was not in compliance with the Rule because it had not timely filed its Form 10-Q with the SEC as required by the Rule. As previously disclosed in its Form 12b-25 filing with the SEC on May 17, 2021, the Company was unable to timely file its Form 10-Q due to the ongoing review of the impact of the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” issued by the SEC on April 12, 2021, on the Company’s financial statements for the first quarter of 2021. The Notice had no immediate effect on the listing of the Company’s securities on the NYSE, and indicated that the Company had six months to file its Form 10-Q to regain compliance.

By letter dated May 28, 2021, the NYSE confirmed that the Company had regained compliance with the Rule with the filing of the Company’s Form 10-Q with the SEC on May 28, 2021.

About Flame Acquisition Corp.

Flame Acquisition Corp., led by James C. Flores, is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses in the energy industry in North America.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.,” Forward-looking statements are subject to numerous conditions, risks and changes in circumstances, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement, as amended from time to time, and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. Any forward-looking statement in this press release speaks only as of the date of this press release. The Company undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by applicable securities laws.

Investor Contact:

Caldwell Flores

Email: Cflores@flameacq.com